THE GLENMEDE PORTFOLIOS
Registration No. 811-6578
FORM N-SAR
Semi-Annual Period Ended April 30, 2009

List of attachments in response to Item 77:
Item Number                                     Attachment

A                                                       Y
B                                                       N
C                                                       N
D                                                       Y
E                                                       N
F                                                       N
G                                                       N
H                                                       N
I                                                       N
J                                                       N
K                                                       N
L                                                       N
M                                                       N
N                                                       N
O                                                       N
P                                                       N
Q1                                                       Y
Q2                                                       N
Q3                                                       N

SUB-ITEM 77D: Policies with respect to security investments

(g)            In March 2009, the Muni Intermediate Portfolio began to transition from a strategy that invests primarily in obligations issued by the Commonwealth of Pennsylvania, its agencies, authorities and instrumentalities, to a strategy that invests in the municipal obligations of any state, territory, and possession of the United States. The Board of Trustees approved these investment policy revisions on December 12, 2008.

SUB-ITEM 77Q1: Exhibits

(b)
The revisions to the investment policy of the Muni Intermediate Portfolio are incorporated herein by reference to the Registrant’s Post-Effective Amendment  No. 25 filed with the Commission on February 27, 2009.

PHTRANS/ 368392. 4